UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 18, 2002

ALTERRA HEALTHCARE CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	1-11999 (Commission file number)	39-1771281 (I.R.S. Employer Identification No.)

10000 Innovation Drive
Milwaukee, Wisconsin 53226
(Address of principal executive offices)

(414) 918-5000
(Registrant’s telephone number, including area code)

Item 5.	Other Events

     As of January 18, 2002, (i) Steven L. Vick resigned as the Registrant’s President and Chief Operating Officer and as a member of the Registrant’s Board of Directors and (ii) Patrick Kennedy, the Registrant’s Chief Executive Officer, was also elected to serve as the Registrant’s President. On January 18, 2002, the Registrant issued a press release announcing changes in its senior management (the “Press Release”), a copy of which is filed as an exhibit hereto. The text of the Press Release is incorporated herein by this reference.

Item 7.	Exhibits

99.1 Press release dated January 18, 2002

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 30, 2002.

ALTERRA HEALTHCARE CORPORATION (Registrant)

By:	/s/ Mark W. Ohlendorf Mark W. Ohlendorf, Chief Financial Officer, Senior Vice President, Treasurer and Secretary

EXHIBIT INDEX

99.1     Press Release dated January 18, 2002.